UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

ETHEMA HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

810 Andrews Avenue, Delray Beach, Florida 33483
(Address of principal executive offices)

(561) 450-7679
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2017, Ethema Health Corporation, a Colorado corporation (the “Company”) and its wholly owned subsidiaries Ethema Clinic Muskoka Inc., an Ontario corporation, Cranberry Cove Holdings Ltd., an Ontario corporation and Seastone Delray Healthcare LLC, a Florida limited liability company (the “Subsidiaries”) closed on a private offering (the “Private Offering”) to raise up to USD$1,500,000 in capital. Pursuant to the Private Offering, the Company and the Subsidiaries jointly and severally issued one senior secured convertible promissory note (the "Note"), bearing a principal amount of up to $1,650,000 in total, to Leonite Capital, LLC, a Delaware limited liability company (the “Investor”).

The Note bears interest at the rate of 6.5% per annum. The initial draw under the Note was $300,000 with a $150,000 original issue discount for a total of $450,000. The Company issued the Investor 1,650,000 shares of the Company’s common stock in connection with the closing, and paid $20,000 of the Investor’s legal fees. The Note’s initial maturity date is June 1, 2018. During the term of the Note the Company and the Subsidiaries will be obligated to make monthly payment of accrued and unpaid interest. The Note contains Company and Subsidiary representations and warranties, covenants, events of default, and registration rights.

The Note provides that the parties shall use their reasonable best efforts to close on the remaining $1,200,000 of availability under the Note by January 1, 2018 (the “Balance Tranche”). As a condition to the closing of the Balance Tranche, the parties must finalize and enter into additional agreements related to the Private Offering, including, but not limited to, (i) a Securities Purchase Agreement; (ii) a Warrant Agreement under which the Investor will have the right to purchase up to 27,500,000 shares of the Company’ common stock for $0.10 per share, subject to adjustment, for a period of five years; (iii) a Securities Pledge Agreement under which the Company and the Subsidiaries will grant the Investor a blanket lien on their assets, and the Company will pledge its equity ownership in the Subsidiaries. Upon the closing of the Balance Tranche the maturity date of the Note will become December 1, 2018.

Amounts under the Note are convertible, at the Investors request, into shares of the Company’s common stock at an initial price of $0.06 per share, subject to adjustment.

The Note was offered and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act, as provided in Rule 506 of Regulation D promulgated thereunder. The Note, and the shares of common stock issuable upon exercise of the conversion features of the Note, under the Warrant Agreement, and otherwise in the Private Offering, have not been registered under the Securities Act, or any other applicable securities laws, and unless so registered may not be offered or sold in the United States, except pursuant to an exemption from the registration requirements of the Securities Act.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. In acquiring the Note, the Investor made representations to the Company that it met the accredited investor definition of Rule 501 of the Securities Act, and the Company relied on such representations. The Note was offered and sold without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act, as provided in Rule 506 of Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Exhibit Description

10.1	Senior Secured Convertible Promissory Note, dated December 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2017 By: /s/ Shawn E. Leon

Name:        Shawn E. Leon

Title:        CEO

EXHIBITS

Exhibit No.	Exhibit Description

10.1	Senior Secured Convertible Promissory Note, dated December 1, 2017